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                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-94852) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan, and the Registration Statement (Form S-8 No, 33-37304) pertaining to the Atlantic Southeast Airlines, Inc. 1990 Stock Appreciation Rights Plan, of our report dated February 2, 1996, with respect to the consolidated financial statements and schedule of Atlantic Southeast Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

ERNST & YOUNG LLP

Atlanta, Georgia
March 29, 1996